EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 28, 2014, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-204050) and related Preliminary Prospectus of Champions Oncology, Inc. Company for the registration of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

September 24, 2015